Strictly private & confidential

Project Figaro

Discussion materials

November 30, 2004

Deutsche Bank Securities Inc., a subsidiary of Deutsche Bank AG, conducts investment banking and securities activities in the United States.

Contents

Section
1	Valuation analysis of Figaro	1
2	Approach to the Special Committee	9
Appendix
I	Change-of-control transaction mechanisms	14

Valuation analysis of Figaro	Section 1

Section 1

Valuation analysis of Figaro

1

Valuation analysis of Figaro	Section 1

Overview

•	Deutsche Bank has been asked to consider how Figaro's Special Committee would evaluate a potential offer to the minority shareholders

•	Figaro's Special Committee will rely heavily on its financial advisers to assess the fairness of any proposal by Danisco

−	Financial advisers will deliver a public fairness opinion

•	In assessing the fairness of the offer, the financial advisers to the Figaro Special Committee will consider the valuation parameters associated with

−	Comparable publicly-traded companies

−	Discounted cash flow

−	Comparable M&A transactions

−	Premia analysis

•	Figaro's previous auction process will also be relevant in assessing the fairness of Danisco's proposal

−	Reasonably broad auction with a number of parties contacted

−	[Confidential treatment requested] was the only party to submit an offer

−	[Confidential treatment requested]'s offer was non-cash and at a substantial discount to market

2

Valuation analysis of Figaro	Section 1

Implied valuation matrix

Set out are the implied premia and acquisition multiples for Figaro at a range of discounts and premiums to market

($ in millions)
Price per share	Financial data	$14.00	Current price $16.20	$17.00	$18.00	$19.00	$20.00
Premium to:
Current price	$16.20	(13.6%)	0.0%	4.9%	11.1%	17.3%	23.5%
Fully diluted shares outstanding		68.6	68.6	68.6	69.4	69.4	69.4
Less: proceeds from options		($99)	($99)	($99)	($112)	($112)	($112)
Fully diluted equity value		$862	$1,013	$1,067	$1,137	$1,206	$1,275
Net debt		77	77	77	77	77	77
Total enterprise value		$939	$1,090	$1,145	$1,214	$1,283	$1,353

Total enterprise value/
LTM revenue	$403.1	2.3x	2.7x	2.8x	3.0x	3.2x	3.4x
LTM EBITDA	$68.8	13.6x	15.8x	16.6x	17.6x	18.6x	19.7x
LTM EBIT	$32.5	28.9x	33.6x	35.3x	37.4x	39.5x	41.7x

2004E revenue	$409.0	2.3x	2.7x	2.8x	3.0x	3.1x	3.3x
2004E EBITDA	$75.6	12.4x	14.4x	15.1x	16.1x	17.0x	17.9x
2004E EBIT	$37.9	24.8x	28.8x	30.2x	32.0x	33.9x	35.7x

2005E revenue	$434.6	2.2x	2.5x	2.6x	2.8x	3.0x	3.1x
2005E EBITDA	$66.0	14.2x	16.4x	17.3x	18.4x	19.4x	20.5x
2005E EBIT	$26.3	35.7x	41.1x	43.5x	46.2x	48.8x	51.4x

Note: 2004 and 2005 projections based on management figures.

3

Valuation analysis of Figaro	Section 1

Average price paid per share

Assumptions
Current Stock price	$16.20

Total shares outstanding	59.66
Eastman shares	25.00
Danisco shares	25.00
Minority shares	9.66
Total options outstanding	9.85	(1)
(1) Includes 0.118 million options exercisable above a share price of $20.00

The analysis shows the total acquisition price and implied weighted average per share price paid based on various prices paid to Eastman and the minority shareholders

Total acquisition price
			(Minority price/share)
		Market discount/premium	$16.00 (1.2%)	$17.00 4.9%	$18.00 11.1%	$19.00 17.3%	$20.00 23.5%	$21.00 29.6%	$22.00 35.8%
(EMN price/ share)	$13.00	(19.8%)	$523.8	$542.4	$561.6	$581.0	$600.4	$619.8	$639.2
	$13.50	(16.7%)	$536.3	$554.9	$574.1	$593.5	$612.9	$632.3	$651.7
	$14.00	(13.6%)	$548.8	$567.4	$586.6	$606.0	$625.4	$644.8	$664.2
	$14.50	(10.5%)	$561.3	$579.9	$599.1	$618.5	$637.9	$657.3	$676.7
	$15.00	(7.4%)	$573.8	$592.4	$611.6	$631.0	$650.4	$669.8	$689.2
	$15.50	(4.3%)	$586.3	$604.9	$624.1	$643.5	$662.9	$682.3	$701.7
	$16.00	(1.2%)	$598.8	$617.4	$636.6	$656.0	$675.4	$694.8	$714.2

Average price/share
			(Minority price/share)
		Market discount/premium	$16.00 (1.2%)	$17.00 4.9%	$18.00 11.1%	$19.00 17.3%	$20.00 23.5%	$21.00 29.6%	$22.00 35.8%
(EMN price/ share)	$13.00	(19.8%)	$14.00	$14.40	$14.70	$15.10	$15.50	$15.90	$16.30
	$13.50	(16.7%)	$14.30	$14.70	$15.10	$15.40	$15.80	$16.20	$16.60
	$14.00	(13.6%)	$14.70	$15.00	$15.40	$15.80	$16.10	$16.50	$16.90
	$14.50	(10.5%)	$15.00	$15.30	$15.70	$16.10	$16.50	$16.80	$17.20
	$15.00	(7.4%)	$15.30	$15.70	$16.00	$16.40	$16.80	$17.20	$17.50
	$15.50	(4.3%)	$15.70	$16.00	$16.40	$16.70	$17.10	$17.50	$17.90
	$16.00	(1.2%)	$16.00	$16.30	$16.70	$17.10	$17.40	$17.80	$18.20

4

Valuation analysis of Figaro	Section 1

Comparable publicly-traded companies

Genencor's closest peers include Novozymes and Lonza

				Enterprise value as a multiple of						Price/consensus EPS
	Share price 11/30/04	Equity value	Enterprise value	Sales		EBITDA		EBIT
				2004E	2005E	2004E	2005E	2004E	2005E	2004E	2005E
Bayer AG	€ 24.15	17,638	29,873	1.1x	1.0x	7.6x	6.9x	17.3x	13.7x	22.6x	19.7x
Degussa	€ 32.03	6,586	10,557	0.9x	0.9x	6.7x	6.6x	11.7x	10.3x	15.0x	14.1x
DSM	€ 45.55	4,600	5,237	0.7x	0.7x	5.1x	4.7x	10.6x	8.5x	13.9x	11.0x
DuPont	$45.46	45,763	50,844	1.9x	2.0x	10.6x	9.3x	15.4x	10.8x	19.5x	16.7x
Lonza	CHF 61.90	2,062	2,710	1.9x	1.7x	10.4x	8.4x	18.2x	13.3x	19.6x	14.1x
Novozymes	DKK 264.00	19,166	20,480	3.3x	3.1x	12.7x	12.1x	18.8x	17.5x	23.2x	21.5x
			Mean	1.6x	1.6x	8.8x	8.0x	15.3x	12.3x	19.0x	16.2x
			Median	1.5x	1.4x	9.0x	7.7x	16.4x	12.1x	19.6x	15.4x
Note: Equity value and enterprise value in millions.

5

Valuation analysis of Figaro	Section 1

Comparable transactions - food ingredients

Enterprise value as a multiple of:
Announcement date	Target	Bidder	Enterprise value	Sales	EBITDA	EBIT
Jul-04	CP Kelco	JM Huber	US$1,100m (est)	2.20x	9.9x	NA
May-04	Mannheimer et al	Kerry Group	EUR170m	1.55x	11.3x	NA
Apr-04	Diana Ingredients	Electra Partners	EUR270m	1.68x	8.7x	NA
Mar-03	Rhodia Food	Danisco	EUR320m	1.52x	10.1x	NA
Mar-03	Quest Food Ingredients	Kerry Group	US$440m	1.84x	12.2x	NA
Jul-02	Haarmann & Reiner	EQT	EUR1,660m	1.85x	11.5x	21.0x
Jan-02	FIS	Givaudan	EUR510m	1.88x	13.0x	15.0x
Jun-01	Noviant	JM Huber	US$400m	2.00x	NA	9.8x
Sep-00	Bush Boake Allen	International Flavours & Fragrances	US$964m	1.91x	13.1x	19.2x
Sep-00	Copenhagen Pectin/Kelco	CP Kelco	US$1,245m	2.65x	NA	NA
Apr-99	Pronova	FMC	US$197m	2.00x	8.5x	10.0x
Apr-99	Nutra Sweet	JW Childs	US$400m	1.50x	4.0x	5.5x
Mar-99	Cultor	Danisco	US$1,268m	0.85x	9.8x	31.4x
Dec-98	Ingredient Technology	Chr Hansen Holding	US$103m	1.08x	NA	9.5x
Feb-98	Gist-Brocades	DSM NV	Eur1,357m	1.21x	8.2x	15.0x
Aug-97	Protein Technologies Int	DuPont	US$1,500m	3.45x	NA	18.3x
Apr-97	Quest International	ICI	US$2,000m	1.76x	10.7x	17.9x
Feb-97	Tastemaker	Roche	US$1,100m	3.44x	14.7x	18.3x
Oct-95	Food Science Group (US)	Cultor (Finland)	US$353m	1.16x	NA	11.4x
Dec-94	Kelco (US)	Monsanto (US)	US$1,075m	3.50x	10.6x	13.8x
Oct-94	Bio-Industries and rendering businesses (France)	SKW Trostberg/VIAG (Germany)	FF4,400m	1.26x	NA	13.3x

			Min:	0.85x	4.0x	5.5x
			Max:	3.50x	14.7x	31.4x
			Median:	1.84x	10.6x	15.0x
			Mean:	1.92x	10.4x	15.3x

6

Valuation analysis of Figaro	Section 1

Premia analysis
Selected minority interest acquisitions1

Date announced	Target/ acquirer	% owned by acquirer prior to transaction	% acquirer attempted to purchase in the transaction	Implied premium to stock price
				1-day prior	1-day prior	1-day prior
3/9/1999	Sun Energy Partners LP / Kerr-McGee Corp	98.2%	1.8%	41.6%	43.8%	50.9%
3/21/1999	Spelling Entertainment Group / Viacom Inc	80.9	19.1	8.3	43.2	54.5
3/24/1999	Knoll Inc / Warburg, Pincus Ventures Inc	58.2	41.8	83.6	51.9	46.4
4/1/1999	Aqua Alliance Inc / Vivendi SA	77.8	22.2	28.9	19.0	101.7
4/12/1999	Meadowcraft Inc / Investor Group	73.0	27.0	65.0	63.3	77.8
5/5/1999	Thermo Power Corp / Thermo Electron Corp	69.3	30.7	5.5	(1.5)	41.2
5/7/1999	J Ray McDermott SA / McDermott International Inc	63.0	37.0	16.8	13.1	19.3
5/21/1999	ThermoSpectra (Thermo Instr) / Thermo Instrument Systems Inc	85.5	14.5	39.1	43.8	61.0
10/21/1999	Student Loan Corporation / Citigroup Inc	80.0	20.0	11.5	11.6	0.8
11/5/1999	PEC Israel Economic Corp / Discount Investment Corp	56.3	43.7	0.2	1.0	2.8
12/1/1999	Boise Cascade Office Products / Boise Cascade Corp	80.5	19.5	43.5	55.3	60.0
12/8/1999	Robertson-Ceco Corp / Heico Companies LLC	69.2	30.8	46.0	43.8	41.5
1/19/2000	Conning Corp / Metropolitan Life Insurance Co	56.6	43.4	15.6	38.9	52.1
1/19/2000	Life Technologies Inc (Dexter) / Dexter Corp (pending)	70.0	30.0	8.9	11.4	18.1
1/31/2000	Thermedics Detection Inc / Thermedics(Thermo Electron)	88.2	11.8	0.8	0.8	14.3
1/31/2000	Thermo BioAnalysis (Thermo) / Thermo Instrument Systems Inc	70.1	29.9	51.4	55.6	53.4
1/31/2000	Thermo Optek Corp / Thermo Instrument Systems Inc	90.0	10.0	6.7	(5.1)	41.2
1/31/2000	Thermo Sentron Inc (Thermedics) / Thermedics(Thermo Electron)	80.5	19.5	7.4	6.9	6.9
1/31/2000	ThermoQuest Corp / Thermo Instrument Systems Inc	85.4	14.6	36.0	47.0	61.9
3/14/2000	Howmet International Inc / Alcoa Inc	81.1	18.9	13.5	12.8	14.3
3/17/2000	Vastar Resources Inc / BP Amoco PLC	80.1	19.9	16.2	35.0	69.4
3/23/2000	Homestead Village Inc / Security Capital Group Inc	72.3	27.7	49.1	56.2	98.8
3/27/2000	Hartford Life (ITT Hartford) / Hartford Fin Svcs Group Inc	80.4	19.6	18.7	40.3	43.3
4/24/2000	Cherry Corp / Investor Group	51.0	49.0	103.1	109.1	70.3
7/20/2000	JLK Direct Distribution Inc / Kennametal Inc	83.0	17.0	48.9	94.4	68.7
8/28/2000	800-JR Cigar Inc / Investor Group	78.4	21.6	20.9	18.9	18.2

1 Source: SDC as at November 1, 2004. Based on transactions involving a US target announced in the last five years, where the acquirer prior to the transaction owned more that 50% of the outstanding stock of the target and sought to acquire all the remaining outstanding stock for either cash or stock.

7

Valuation analysis of Figaro	Section 1

Premia analysis (continued)
Selected minority interest acquisitions1

Date announced	Target/ acquirer	% owned by acquirer prior to transaction	% acquirer attempted to purchase in the transaction	Implied premium to stock price
				1-day prior	1-week prior	4-weeks prior
9/21/2000	Hertz Corp / Ford Motor Co	81.0%	19.0%	46.4%	42.7%	12.0%
10/27/2000	Azurix Corp (Enron Corp) / Enron Corp	64.9	35.1	135.1	135.1	134.1
12/14/2000	NPC International Inc / O Gene Bicknell	60.5	39.5	11.3	6.8	32.0
3/26/2001	CSFBdirect / CSFB	82.0	18.0	140.0	102.0	73.9
5/23/2001	Unigraphics Solutions Inc / Electronic Data Systems Corp	78.5	21.5	52.9	68.8	80.8
5/30/2001	Bacou USA Inc / Bacou SA	67.4	32.6	21.8	17.3	11.3
6/6/2001	Liberty Financial Cos Inc / Liberty Mutual Insurance Co	65.6	34.4	24.8	40.1	40.4
8/21/2001	Spectra Physics Inc / Thermo Electron Corp	73.4	26.6	27.8	(0.6)	(7.9)
10/1/2001	NCH Corp / Investor Group	54.3	45.7	34.0	33.6	18.8
10/10/2001	TD Waterhouse Group Inc / Toronto-Dominion Bank	88.8	11.2	53.2	49.1	32.9
11/9/2001	Thermo Fibergen Inc / Kadant Inc	95.3	4.7	7.6	3.7	1.2
1/11/2002	Market America Inc / Investor Group (pending)	77.0	23.0	6.0	7.4	7.4
2/19/2002	Travelocity.com Inc / Sabre Holdings Corp	65.5	34.5	45.8	40.3	22.5
3/18/2002	Meemic Holdings Inc / ProAssurance Corp	81.2	18.8	11.5	23.3	36.1
7/26/2002	International Specialty Prods / Samuel J Heyman	77.9	22.1	4.3	1.7	33.8
8/14/2002	First Banks America Inc,TX / First Banks Inc, St Louis, MO	93.8	6.2	0.9	(2.3)	1.1
12/13/2002	Seminis Inc / Savia SA de CV (Pulsar)	73.4	26.6	48.2	45.4	45.4
4/7/2003	INRANGE Technologies Corp / Computer Network Technology	91.0	9.0	4.1	26.2	22.9
6/2/2003	Ribapharm Inc / ICN Pharmaceuticals Inc	79.6	20.4	23.0	23.8	50.2
11/7/2003	barnesandnoble.com Inc / Barnes & Noble Inc	72.9	27.1	35.6	32.6	27.1
2/20/2004	Johnson Outdoors Inc / JO Acquisition Corp (pending)	52.1	47.9	6.2	6.2	13.3
5/24/2004	WFS Financial Inc / Westcorp (pending)	84.0	14.0	3.5	6.2	5.1

	Low	52.1%	1.8%	0.2%	(5.1)%	(7.9)%
	Average	75.7	24.2	31.9	33.7	39.2
	Median	78.4	21.6	22.4	33.1	38.3
	High	98.2	47.9	140.0	135.1	134.1

1 Source: SDC as at November 1, 2004. Based on transactions involving a US target announced in the last five years, where the acquirer prior to the transaction owned more that 50% of the outstanding stock of the target and sought to acquire all the remaining outstanding stock for either cash or stock.

8

Approach to the Special Committee	Section 2

Section 2

Approach to the Special Committee

9

Approach to the Special Committee	Section 2

Negotiations with Special Committee

•	Role of the Figaro's Special Committee

−	Seek to negotiate a transaction that is "fair" to minorities

−	Special Committee and advisers negotiate on behalf of minorities

−	Price needs to be within a range of what a willing seller and buyer would agree upon, but does not have to be the "best" possible price

•	Negotiations with Figaro's Special Committee

−	Special Committee will seek to demonstrate the transaction was negotiated in good faith and at arms length

−	likely to be multiple rounds of negotiations

−	Special Committee will view Danisco's first offer as a starting point for negotiation

−	Special Committee will be keen to demonstrate they "extracted value" by negotiating a higher price

−	Special Committee wants to avoid any suggestion it "rushed to an agreement"

10

Approach to the Special Committee	Section 2

Negotiations with Special Committee (continued)

•	Role of the advisors to Figaro's Special Committee

−	Special Committee's lawyers and bankers are typically heavily involved in negotiating a going-private transaction due to the high level of scrutiny from regulators / shareholders

−	Involvement of advisers assists in demonstrating the transaction is fair and was negotiated in good faith and at arms length

−	Financial adviser will deliver a fairness opinion on the transaction

−	We would expect the advisers to Figaro's Special Committee to be heavily involved in negotiations with Danisco

11

Approach to the Special Committee	Section 2

Script for discussion

Danisco should start with a first offer at a modest premium to market and leave room for negotiation of value with Figaro's Special Committee

We believe $17 per share is a reasonable price to start the discussion

•	Danisco wants to acquire 100% of Figaro

•	Offer to Figaro minority shareholders

−	$17 per share in cash

•	Status of Eastman discussions

−	Danisco has had discussions with Eastman

−	Eastman is supportive of a transaction to take the company private

−	No agreement at this stage, although both parties are optimistic an agreement can be reached in the near future

−	Agreed value likely to be at a discount to the current market price

•	Key conditions

−	Danisco can acquire the Eastman stake

−	Danisco is assured of acquiring 100% / 90% acceptance tender offer condition

−	Danisco can retain key management personnel

−	Any required government or regulatory approvals

•	Timing

−	Danisco would like to announce a transaction in December

12

Approach to the Special Committee	Section 2

Script for discussion (continued)

Key points to support the attractiveness of the offer to Figaro's minority shareholders

•	Offer to Figaro's minority shareholders is highly attractive

•	Figaro's auction process resulted in only one offer - from [Confidential treatment requested]

•	[Confidential treatment requested]'s offer was non-cash and at a substantial discount to market

•	Danisco's proposal is all cash and represents more than a 30% premium to [Confidential treatment requested]'s offer

•	The offer to the minorities represents a substantial premium to the likely purchase price of Eastman shares

•	The proposal implies a generous valuation for Figaro

−	15.1x 2004E EBITDA

−	17.3x 2005E EBITDA

•	Consistent with comparable publicly-traded companies and transactions

•	Premium to current market price

−	stock price has been inflated by takeover speculation

−	7.4% premium to 90-day average

13

Change-of-control transaction mechanisms	Appendix I

Appendix I

Change-of-control transaction mechanisms

14

Change-of-control transaction mechanisms	Appendix I

One-step versus two-step transactions

A public company acquisition can be accomplished through either a one-step (merger), or a two-step (tender/exchange offer) transaction

Generally, a public company acquisition structured as a two-step transaction is attractive primarily because it may deliver control of the Target in a shorter period of time

Comments
One step acquisition or Merger	•	An acquisition of the Target that is consummated through the exchange of the Target's shares for the acquisition consideration
	•	May require Acquirer board approval[1]
	•	May require Target board and shareholder approval
	•	Shareholder approval is sought at a special shareholders meeting
	•	The required shareholder approval percentage depends upon the Target's articles of incorporation and corporate bylaws, as well as the applicable state takeover statute
	•	To obtain shareholder approval, the Target is required to solicit proxies from shareholders (proxy statement requires SEC approval)

Two-step acquisition or Tender / exchange offer	•	An acquisition of the Target that is consummated in two steps: a tender/exchange offer followed by a merger
	•	In the first step, the Acquirer commences a tender offer for the shares of the Target
− documents for such an offer do not require prior SEC approval or the Target's shareholder vote
− the offer is conditioned upon enough shares being tendered to give the Acquirer sufficient voting power to ensure the approval of the merger in the second step
	•	In the second step, the Acquirer obtains shareholder approval for the merger and the Target shareholders who did not tender their shares receive the merger consideration (the "squeeze-out")
− in the event the Acquirer acquires sufficient shares of the Target in the first step (90 percent in Delaware), the merger does not require the approval of the Target's remaining shareholders ("short form" merger)

1 Requires Acquiror shareholders approval if Acquiror is to issue new shares equal to at least 20 percent (if NYSE or NASDAQ company) of outstanding shares or if Acquiror will amend its charter in connection with the merger.

15

Approach to the Special Committee	Section 2

Post-tender offer merger with Target

After Acquiror acquires a majority of Target's shares in the two-step (tender/exchange offer) transaction, Acquiror acquires the remainder of the equity interest through a merger in which remaining Target shareholders receive the merger consideration

•	In a friendly transaction, the merger agreement is signed before Acquirer begins its tender offer for Target shares

•	The merger is customarily structured so that a subsidiary of Acquirer is the corporation with which Target merges

•	If less than 90 percent of Target shares are acquired in the tender offer, the merger is subject to Target shareholder approval

−	Target's charter and bylaws determine what percent minimum shareholder approval is necessary to consummate the merger

−	Under Target's charter, or if state law provides otherwise, Acquiror is permitted to vote its own shareholdings in Target in favor of the merger

−	Target shareholders who disapprove of the merger and follow specified statutory procedures will be entitled to seek the appraised value of their shares ("appraisal rights")

•	Before the merger can be consummated, it is necessary to send Target shareholders a proxy or information statement

−	The proxy statement contains, among other things, a full description of Target, full financial statements of Target, and enough information to enable Target shareholders to make an informed decision as to whether or not to seek appraisal rights

−	The proxy statement and its content requires SEC approval

16

Change-of-control transaction mechanisms	Appendix I

Post-tender offer merger with Target (continued)

The two methods of accomplishing the second step merger differ significantly in execution timeline

Comments
Short form merger	•	Typically requires 90 percent ownership of Target's stock
	•	Must be permitted under relevant state law
	•	Is quicker and less complicated than long-form merger
	•	Does not require shareholder approval
	•	Takes less than one month

Long form merger	•	Typically executed when Acquiror has less than 90 percent ownership of Target's stock
	•	Must effect traditional merger transaction
	•	Shareholder consent
	•	Solicitation of proxies
	•	Takes from four to six months

17

Change-of-control transaction mechanisms	Appendix I

Illustrative timetable

Because of the need for rapid execution, acquisitions not subject to inherent regulatory delays are typically structured as two-step transactions. The tender/exchange offer can close as early as 20 business days from the commencement date

	One-step acquisition		Two-step acquisition
Day 1	•	Sign merger agreement	•	Sign merger agreement
	•	Announce transaction	•	Announce transaction
Day 5	•	File proxy statement with the SEC	•	File schedule TO with the SEC and deliver to Target
	•	File HSR	•	File HSR
			•	Commence tender offer by giving security holders the means to tender into the offer
Day 15			•	Target files schedule 14D-9 setting out its position on the offer with the SEC and sends to Acquiror(1)
Day 20			•	HSR waiting period expires (unless earlier terminated, or agencies request additional information, in which case waiting period lasts until 10 days after the information is furnished)(2)
Day 35	•	HSR waiting period expires (unless earlier terminated, or agencies require additional information, in which case waiting period lasts until 30 days after the information is furnished)	•	Tender offer must remain open for at least 20 business days (offer may be extended), at the end of which the acquirer is free to acquire the Target's shares (if HSR process is completed)
			•	If enough shares are tendered to permit short form merger, complete merger(3)
Day 40	•	Receive SEC comments	•	If the minimum conditions are met to carry the merger, file an information statement(4) with the SEC for the second step merger
Day 43	•	Respond to SEC comments
Day 45	•	Receive SEC approval
	•	Mail merger material to Target's shareholders
	•	Set Target shareholders meeting date
Day 50			•	Receive SEC approval
			•	Mail merger material to Target's shareholders
			•	Set Target shareholders meeting date
Day 70			•	Target shareholders vote within 20 calendar days
			•	Complete merger
Day 75	•	Target shareholders vote within 20 business days
	•	Complete merger

(1)	The schedule 14D-9 is often filed simultaneously with the schedule TO in friendly transactions.

(2)	In the case of an exchange offer, the HSR waiting period and additional information request period can both last up to 30 days.

(3)	The SEC has recently introduced the option of including a "subsequent offer period" provision into tender/exchange offers, which allows the Acquiror to extend the offer for a period of no less than 3 business days and no more than 20 business days without granting withdrawal rights to those that have already tendered into the offer; this is typically used by Acquirors who are seeking to acquire the percentage necessary to effect a short-form merger.

(4)	The Acquiror can also file a proxy statement (as opposed to an information statement) which requires at least 20 business days before a shareholder vote.